Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-239193) pertaining to the Royalty Pharma plc 2020 Independent Director Equity Incentive Plan of Royalty Pharma plc of our report dated February 24, 2021, with respect to the consolidated financial statements of Royalty Pharma plc, included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young

Dublin, Ireland

February 24, 2021